                                  EXHIBIT 10.22


                           REVISED AND RESTATED LEASE

                                 BY AND BETWEEN

                       QUARRY LAKE BUSINESS CENTER, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       AND

                              STECK-VAUGHN COMPANY,
                             A DELAWARE CORPORATION

                           REVISED AND RESTATED LEASE
                                 BY AND BETWEEN
                       QUARRY LAKE BUSINESS CENTER, LTD.,
                           A TEXAS LIMITED PARTNERSHIP
                                       AND
                              STECK-VAUGHN COMPANY

                                      INDEX

                                                                            Page

ARTICLE I.PRINCIPAL LEASE PROVISIONS.......................................... 1
    1.1      Project.......................................................... 1
    1.2      Building......................................................... 1
    1.3      Premises......................................................... 1
    1.4      Suite Number..................................................... 1
    1.5      Floor Number..................................................... 1
    1.6      Area of Premises................................................. 1
    1.7      Rent Schedule.................................................... 1
    1.8      Tenant's Percentage of Project................................... 2
    1.9      Lease Term....................................................... 2
    1.10     Commencement Date................................................ 2
    1.11     Expiration Date.................................................. 2
    1.12     Security Deposit................................................. 2
    1.13     Parking.......................................................... 2
    1.14     Use of Premises.................................................. 2
    1.15     Tenant's Broker.................................................. 2
    1.16     Tenant Improvements.............................................. 2
    1.17     Prorations....................................................... 2
    1.18     Late Charge...................................................... 2
    1.19     Landlord's Address............................................... 3
    1.20     Tenant's Address................................................. 3

ARTICLE II.PREMISES........................................................... 3
    2.1      Premises......................................................... 3
    2.2      Parking.......................................................... 3
    2.3      Common Area...................................................... 4

ARTICLE III.TERMS AND POSSESSION.............................................. 4
    3.1      Term............................................................. 4
    3.2      Time for Delivery of Possession.................................. 4
    3.3      Tenant's Failure to Conduct Business............................. 5
    3.4      Acceptance of Premises........................................... 5
    3.5      Quiet Enjoyment.................................................. 5
    3.6      Security Deposit................................................. 5


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
ARTICLE IV.RENT.........................................................  5
    4.1      Monthly Rent...............................................  5
    4.2      Additional Rent............................................  6
    4.3      Effect of Tenant Bankruptcy................................  6

ARTICLE V.DIRECT EXPENSES...............................................  7
    5.1      Direct Expenses............................................  7

ARTICLE VI.SERVICES AND UTILITIES.......................................  7
    6.1      Services Provided by Landlord..............................  7
    6.2      Charge for Excess Services.................................  8
    6.3      Interruption of Service....................................  9

ARTICLE VII.USE AND OCCUPANCY...........................................  9
    7.1      Use and Occupancy..........................................  9
    7.2      Rules and Regulations......................................  9

ARTICLE VIII.MAINTENANCE, REPAIRS AND ALTERATIONS....................... 10
    8.1      Tenant Maintenance and Repairs............................. 10
    8.2      Landlord Maintenance and Repairs........................... 10
    8.3      Alterations................................................ 10

ARTICLE IX.LIENS........................................................ 11

ARTICLE X.INDEMNIFICATION............................................... 11
    10.1     Limitation on Landlord's Liability......................... 11
    10.2     Tenant's Indemnification of Landlord....................... 11
    10.3     No Security of Common Area................................. 12

ARTICLE XI.INSURANCE.................................................... 12
    11.1     Insurance Carried by Landlord.............................. 12
    11.2     Insurance Carried by Tenant................................ 13
    11.3     Insurance Policies......................................... 13
    11.4     Blanket Insurance.......................................... 14
    11.5     Waiver of Subrogation...................................... 14
    11.6     Tenant's Failure to Carry Insurance........................ 14
    11.7     Effect of Termination of Lease............................. 14

ARTICLE XII.DAMAGE TO TENANT'S PROPERTY................................. 15

ARTICLE XIII.DAMAGE AND DESTRUCTION..................................... 15
    13.1     Damage to the Premises..................................... 15
    13.2     Damage to the Project...................................... 15
    13.3     Damage Near End of Term.................................... 16
    13.4     Repair of Damage; Rent Abatement........................... 16

ARTICLE XIV.EMINENT DOMAIN................................................... 16
   14.1     Effect on Lease.................................................. 16
   14.2     Award............................................................ 17
   14.3     Rebuilding....................................................... 17

ARTICLE XV.ASSIGNMENT, SUBLETTING, HYPOTHECATION............................. 17
   15.1     Limitation of Tenant's Rights to Assign, Sublet or Hypothecate... 17
   15.2     Notice Required.................................................. 18
   15.3     Tenant's Liability............................................... 19
   15.4     Form Required.................................................... 19

ARTICLE XVI.TENANT'S BREACH; LANDLORD'S LIEN; LANDLORD'S REMEDIES............ 19
   16.1     Tenant's Breach.................................................. 19
   16.2     Landlord's Lien.................................................. 20
   16.3     Landlord's Remedies.............................................. 20
   16.4     Right to Cure Tenant's Default................................... 22
   16.5     Right to Rents, Issues and Profits............................... 22
   16.6     Late Charge...................................................... 23
   16.7     Cumulative Remedies.............................................. 23

ARTICLE XVII.LANDLORD'S DEFAULT; TENANT REMEDIES............................. 23
   17.1     Landlord's Default............................................... 23
   17.2     Tenant's Remedies................................................ 23

ARTICLE XVIII.MORTGAGE OF LANDLORD'S INTEREST................................ 24
   18.1     Subordination of Tenant's Rights................................. 24
   18.2     Tenant's Obligations with Respect to Landlord's Mortgage......... 24
   18.3     Non-Disturbance Agreement........................................ 25

ARTICLE XIX.LANDLORD'S ACCESS................................................ 25

ARTICLE XX.RELOCATION OF TENANT BY LANDLORD.................................. 25

ARTICLE XXI.BANKRUPTCY....................................................... 26
   21.1     Effect of Tenant Bankruptcy...................................... 26
   21.2     Effect of Lease Assignment....................................... 26

ARTICLE XXII.SIGNS, DISPLAYS AND ADVERTISING................................. 27
   22.1     Signs............................................................ 27
   22.2     Displays......................................................... 27
   22.3     Maintenance of Signs............................................. 27
   22.4     Advertised Name.................................................. 27

ARTICLE XXIII.GENERAL PROVISIONS............................................. 27
   23.1     Estoppel Certificate............................................. 27
   23.2     Waiver........................................................... 28

   23.3     Surrender of Premises; Holdover Tenancy.......................... 28
   23.4     Notices.......................................................... 29
   23.5     Partial Invalidity; Severability; Construction................... 29
   23.6     Corporate Resolution............................................. 29
   23.7     Limited Partnership.............................................. 29
   23.8     Captions......................................................... 29
   23.9     Short Form Lease................................................. 29
   23.10    Broker's Commissions............................................. 29
   23.11    Attorneys' Fees.................................................. 30
   23.12    Counterparts..................................................... 30
   23.13    Sole Agreement................................................... 30
   23.14    Successors and Assigns........................................... 30
   23.15    Licensees; Concessionaires....................................... 30
   23.16    No Merger........................................................ 30
   23.17    Modification for Lender.......................................... 30
   23.18    Compliance with Law.............................................. 31
   23.19    Joint and Several Obligations.................................... 31
   23.20    Light, Air, View................................................. 31
   23.21    No Offer......................................................... 31
   23.22    Legal Tender..................................................... 31
   23.23    Conflict of Laws; Venue.......................................... 31
   23.24    Indemnification.................................................. 31
   23.25    Time is of the Essence........................................... 31
   23.26    No Third Party Beneficiaries..................................... 32
   23.27    Grammatical Construction......................................... 32
   23.28    Exhibits......................................................... 32
   23.29    Dispute Resolution and Arbitration............................... 32

                           REVISED AND RESTATED LEASE

         This Revised and Restated Lease ("Lease") dated ________________ ___, 1996, is made and entered into by and between QUARRY LAKE BUSINESS CENTER, LTD., a Texas Limited Partnership ("Landlord") and STECK-VAUGHN COMPANY, a Delaware corporation ("Tenant"). This Lease revises, restates and supersedes the prior Lease by and between Landlord and Tenant entered into on or about May 2, 1996 (the "Original Lease").

                                   ARTICLE I.

                           PRINCIPAL LEASE PROVISIONS

         This Article sets forth certain basic terms of this Lease; however, the other Articles of this Lease contain a considerable number of adjustments and exceptions which qualify the provisions of this Article.

         I.1 Project. Lots 2 & 3, Block A, Quarry Subdivision Section 3, a subdivision in Travis County, Texas as shown by map or plat thereof recorded in Volume 95, Pages 274 and 275 of the Plat Records of Travis County, Texas, together with the office buildings, all parking areas, and all other improvements currently located or subsequently placed or constructed thereon (collectively, the "Project"). The name of the Project is "The Quarry Lake Business Center" and its local address is 4515 Seton Center Parkway, Austin, Texas 78759.

         I.2 Building. The Project includes one office building, hereinafter referred to as the "Building".

         I.3 Premises. The space being leased to Tenant hereunder is referred to herein as the "Premises." The location of the Premises in the Building is shown on the floor plan attached as Exhibit A. The Original Lease provided Tenant with a total of 42,268 square feet with 6,000 square feet of hold space (collectively, the "Original Space"). As provided herein, this Lease provides Tenant with an additional 5,103 rentable square feet of space (the "Additional Space"). Collectively, the Original Space and the Additional Space may be referred to herein as the Premises.

         I.4 Suite Number. 175 and 300.

         I.5 Floor Number. 1st and 3rd.

         I.6 Area of Premises. 47,371 square feet of net rentable area, subject to adjustment during the first two (2) years of the Lease term, as described in
Section 2.1 below.

         I.7 Rent Schedule. See attached Rent Schedule attached hereto as Exhibit N and incorporated herein by this reference.

         * Subject to adjustment, as provided in Section 4.1 below.

         I.8 Tenant's Percentage of Project. The percentage represented by the net rentable area of the Premises, as may be increased from time to time divided by the total net rentable area of the Project, which, for purposes of this Lease, is 117,200 square feet.

         I.9  Lease Term. Seven (7) years, subject to extension under Exhibit H.

         I.10 Commencement Date. With respect to the Original Space, the Commencement Date is November 8, 1996. With respect to the Additional Space, the Commencement Date shall be the earlier of the occupancy of the Additional Space by Tenant or March 1, 1997; provided, however, if the Additional Space is not ready for occupancy as evidenced by a certificate of occupancy issued by the City of Austin or other applicable regulatory authority by March 1, 1997, then the Commencement Date for the Additional Space shall be the date of issuance of a certificate of occupancy. Notwithstanding the foregoing, Tenant shall have thirty (30) days prior to the Commencement Date for the Additional Space to move-in and install furniture, trade fixtures, equipment and other Tenant personal property.

         I.11 Expiration Date. November 30, 2003.

         I.12 Security Deposit. None.

         I.13 Parking. Non-Reserved Surface Parking: One parking space for each 200 square feet of net rentable area of the Premises at $0 per month per car; twenty nine (29) of which spaces shall be reserved covered parking and designated visitor space strictly for Tenant.

         I.14 Use of Premises. General Office, storage and training.

         I.15 Tenant's Broker. Michael K. Tipps/Michael A. Kennedy-Oxford Commercial, Inc.

              Landlord's Broker.  N/A

         I.16 Tenant Improvements. Set forth on Exhibit C.

         I.17 Prorations. Set forth in Exhibit D.

         I.18 Late Charge. Five percent (5%).

         I.19 Landlord's Address. c/o Riverside Resources Corporation
                                  100 Congress Avenue, Suite 1540
                                  Austin, Texas 78701

         I.20 Tenant's Address.   Prior to the Commencement Date:

                                  8701 North Mopac Expressway
                                  Suite 200

                              Austin, Texas 78759


                  After the Commencement Date, Tenant's address for notices shall be the Premises. A copy of each notice to Tenant shall also be sent to Michael K. Tipps/Michael A. Kennedy, Oxford Commercial, 515 Congress Avenue, Suite 1500, Austin, Texas 78701.

                  Exhibits:        (Line out if not attached)

                          A.       Floor Plan of Premises
                          B.       Parking Areas
                          C.       Tenant Improvements
                          D.       Direct Expenses
                          E.       Rules and Regulations
                          F.
                          G. Prohibited Uses/Environmental Indemnity/ Reporting obligations
                          H.       Special Provisions
                          I.       Tenant's Computer Equipment
                          J.       Janitorial Specifications
                          K.       Commission Agreement
                          L. Subordination, Non-Disturbance and Attornment Agreement
                          M.       Self-Help Remedies
                          N.       Rent Schedule

                                   ARTICLE II.

                                    PREMISES

         II.1 Premises. Landlord hereby leases to Tenant and Tenant hires from Landlord the Premises described in Section 1.1 through 1.6 inclusive. Notwithstanding the 47,371 net rentable square foot figure set forth in Section
1.6 above, Tenant may occupy less than that amount of space and pay a reduced rent during the first two years of the Lease term as set forth in Section 4.1 below. At all other times, Tenant shall pay rent based on the actual square footage of the Premises, as set forth in Section 1.6 above.

         II.2 Parking. Landlord shall permit Tenant and its employees to park the number of cars set forth in Section 1.13 in designated reserved and non-exclusive areas of the parking area shown on Exhibit B.

         II.3 Common Area. Tenant shall have the nonexclusive right, in common with other tenants, to the use of common entrances, driveways, sidewalks, aisles, elevators, stairs, service ways and other like areas (the "Common Area"), in the Project. Landlord may exclude any portion of the Project from the Common Area provided such exclusion does not materially affect Tenant's access to the Premises or parking. Landlord may assign parking spaces to Tenant or other tenants at Landlord's option. Landlord's exclusion of any portion of the Project from the Common Area and/or the assigning of parking spaces shall be made in a reasonable and fair manner that is in keeping with a common theme and which is fairly apportioned by and between all tenants of the Project.

                                  ARTICLE III.

                              TERMS AND POSSESSION

         III.1 Term. The Term of this Lease shall be for the Term set forth in
Section 1.9 herein (the "Term") commencing on the date set forth in Section 1.10 herein ("Commencement Date") for the Original Space and Additional Space respectively, and expiring on the date set forth in Section 1.11 herein ("Expiration Date"), unless sooner terminated pursuant to any provision of this Lease. As used herein, the term "Lease Year" shall mean and refer to each twelve
(12) month period during the Term, commencing upon the commencement of the Term, except that if the Term commences on other than the first day of a calendar month, then the Term shall include those prorated days in the initial month plus the next succeeding twelve (12) full months which shall constitute the first Lease Year of the Term of this Lease. In the event of conflict between 1.9 and 1.11, then 1.9 will control.

         III.2 Time for Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant on or before the Commencement Date (as applicable to the Original Space and Additional Space, respectively). Landlord delivered the Original Space on November 8, 1996. If Landlord, for any reason whatsoever, other than force majeure (as defined below) or Tenant Delay (as defined in Exhibit C below) cannot deliver the Additional Space to Tenant on or before March 1, 1997, this Lease shall not be void or voidable. "Force Majeure" shall mean any delay in performance of Landlord's obligations hereunder when Landlord is prevented from doing so by cause or causes beyond Landlord's control which shall include, without limitation, weather delays beyond normal climatic conditions, all labor disputes, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, moratoriums or acts of God. If Landlord cannot deliver possession of the Additional Space by May 1, 1997, then ten (10) days after Tenant's notice to Landlord of its intention to terminate the Lease as to the Additional Space if possession has not been delivered in ten (10) days, Tenant shall have the right to terminate the Lease as to the Additional Space if possession has not been delivered to Tenant by the end of the ten day period. In the event of such termination, Landlord shall pay any and all costs associated with such failure to deliver said Additional Space including, but not limited to, additional holdover costs, the loss of reduced Initial Monthly Rent contemplated by Section 4.1, attorney's fees and any cost differential between the Lease terms contained herein and the resulting terms in a similar class "A" building in the Austin Suburban market. Tenant agrees in such case to use its reasonable efforts to negotiate competitive terms in such instance.

         III.3 Tenant's Failure to Conduct Business. In the event that Landlord notifies Tenant that the Premises are ready for delivery and Tenant fails to take possession and to open the Premises for business the later of thirty (30) days from notice or March 1, 1997, then Tenant shall commence paying Initial Monthly Rent as set forth in Section 1.7 and Section 4.1 and performing all other obligations of Tenant hereunder on the Commencement Date.

         III.4 Acceptance of Premises. When Landlord considers the Premises to be substantially complete, it shall notify Tenant of same. Within five (5) business days of receipt of Landlord's notice, Tenant and Landlord shall make an inspection to determine whether the Premises is substantially complete. If Tenant's inspection discloses any item, excluding only mechanical adjustments or minor details of construction or decoration which do not unreasonably prevent Tenant from installing trade fixtures and furnishings in the Premises and readying the Premises for the operation of Tenant's business ("Punchlist Items"), which is not in accordance with the final plans, Landlord shall correct such items before the Premises shall be deemed substantially complete and Tenant is required to accept the Premises. The correction or completion of any Punchlist Items allowed under this Section 3.4 shall be completed by Landlord within thirty (30) days after Tenant's inspection under, or such longer time as may be necessary, provided Landlord has commenced correction or completion of such items and is diligently pursuing completion or correction.

         III.5 Quiet Enjoyment. Upon Tenant paying the rent reserved hereunder and observing the performance of all the covenants, conditions and provisions on Tenant's part hereunder, Tenant shall have quiet enjoyment of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

         III.6 Security Deposit. [INTENTIONALLY DELETED]

                                   ARTICLE IV.

                                      RENT

         VI.1 Monthly Rent. Subject to the provisions set forth below, Tenant shall pay to Landlord beginning February 1, 1997, as rent for the Original Space, $18.00 per square foot on a monthly basis, equal to $63,402.00 monthly for year one, subject to the terms of this paragraph. Beginning March 1, 1997, Tenant shall pay to Landlord the amount set forth in Section 1.7 of this Lease, which reflects the addition of the 5,103 rentable square feet at $22.50 per square foot, ("Initial Monthly Rent"), and pay any and all Additional Rent, in advance on or before the first day of each calendar month during the Term, without any deduction or offset and without prior notice or demand by Landlord, as the monthly rent for the Premises ("Monthly Rent"). In the event that Tenant fails to pay Monthly Rent within seven (7) days of the due date, Tenant shall pay to Landlord a late charge as set forth in Section 16.6 below. The Monthly Rent for any fractional part of a month at the beginning of the Term shall be prorated based on a thirty (30) day calendar month. Additional Rent shall be adjusted annually, effective the first day of each Lease Year following the first Lease Year, and shall be as set forth in Exhibit D. Notwithstanding any provision to the contrary, Tenant may pay reduced Initial Monthly Rent during the first two years of the Lease term as follows:

                  (a) During each month of the first twelve (12) months of the Lease term, Tenant shall pay as Initial Monthly Rent the greater of (i) $22.50 per rentable square foot times 5,103 rentable square feet divided by twelve plus $18.00 per rentable square feet of the Premises (including both the Original Space and the Additional Space) which Tenant is actually occupying above the 5,103 rentable square feet during the particular month divided by twelve or (ii) $22.50 per rentable square foot times 5,103 rentable square feet divided by twelve plus $18.00 times 37,582 divided by twelve or $65,941.13.

                  (b) During each month of the second twelve (12) months of the Lease term, Tenant shall pay as Initial Monthly Rent the greater of (i) $22.50 per rentable square foot times 5,103 rentable square feet divided by twelve plus $18.625 per rentable square foot of the Premises (including both the Original Space and the Additional Space) which Tenant is actually occupying above the 5,103 rentable square feet during the particular month divided by twelve or (ii) $22.50 per rentable square foot times 5,103 rentable square feet divided by twelve plus $18.625 times 39,897 divided by twelve or $71,491.59.

                  (c) Tenant shall have the right to make a one-time adjustment to the calculation of the Premises actually occupied upon move-in to the Additional Space.

         IV.2 Additional Rent. In addition to Initial Monthly Rent, Tenant shall also pay, as Additional Rent hereunder, Tenant's pro rata share of Direct Expenses in excess of the Base Year Direct Expenses as defined in Exhibit D and all other charges, fees, costs, taxes, impositions, expenses and other sums required to be paid by Tenant under the terms of this Lease whether or not the same shall be designated as "Additional Rent." In the event of nonpayment of all or any part thereof when due, Landlord shall have all of the rights and remedies provided hereunder or by law or equity for the nonpayment of rent or for the breach of a condition.

         IV.3 Effect of Tenant Bankruptcy. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                                   ARTICLE V.

                                 DIRECT EXPENSES

         V.1 Direct Expenses. Tenant shall timely pay its pro rata share of increases in Direct Expenses over 1997 Base Year Direct Expenses as set forth in Exhibit D and the payment of same shall be considered Additional Rent due to Landlord hereunder, as described in Section 4.2 above.

                                   ARTICLE VI.

                             SERVICES AND UTILITIES


         VI.1 Services Provided by Landlord. Provided that Tenant is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described below, subject to the Rules and Regulations for the Project and conditions and standards set forth below:

                  (a) Landlord shall provide twenty-four (24) hours, non-exclusive automatic elevator service, except at such time as Tenant chooses to limit public access to its floor(s); subject, however, to fire code or other applicable regulations and subject, further, to the rights of any same-floor tenant to access the floor where the Premises is located.

                  (b) Landlord shall ventilate the Premises and shall furnish heat or air conditioning which, in the judgment of Landlord, is required for the comfortable occupancy of the Premises on generally accepted business days and which is comparable to other class "A" Suburban office buildings in Northwest Austin, Texas, to be determined by Landlord in its sole discretion, during all standard business hours as set forth in Subsection 6.1(g), subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon request, Landlord shall make available at Tenant's expense after-hours heat or air conditioning and the actual cost thereof shall be reasonably determined by Landlord and confirmed in writing to Tenant, as the same may change from time to time as such actual costs change. Landlord may discontinue said heating and air conditioning service without any abatement of rent to Tenant whatsoever in the event that Tenant is in breach of Section 16.1(e) or (g) of this Lease. Landlord shall invoice Tenant for after-hours heat and air-conditioning at a rate equal to Landlord's direct cost for such. Landlord will provide split DX systems with electric heat. The Project will contain heating and cooling zones of approximately 1,500 square feet which allows for flexible operating hours.

                  (c) Landlord shall furnish to the Premises, subject to interruptions beyond Landlord's control, electric current as required by standard office lighting and receptacles. At all times, Tenant's use of electric current shall never exceed the capacity of the feeders to the Premises or the risers or wiring installation. Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment, except personal computers and mini-computers, including without limitation Tenant's existing IBM A.S. 400 and supporting peripheral equipment (as shown on Exhibit I, attached hereto and incorporated herein by reference), in the Premises without the prior written consent of Landlord. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Project of which the Premises are a part. Landlord warrants and agrees that the Project meets or exceeds the electrical capacity necessary to operate Tenant's equipment described on Exhibit I.

                  (d) Landlord shall furnish water only for drinking, lavatory and kitchen purposes.

                  (e) Landlord shall provide restroom facilities.

                  (f) Landlord shall provide reasonable janitorial services to the Premises five (5) days per week except on Project holidays, provided that Tenant shall maintain the offices to Landlord's satisfaction. Said services shall be performed by persons approved by Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitorial specifications are attached as Exhibit J to the Lease.

                  (g) Except as limited elsewhere in this Lease, Landlord's services shall be provided during the following hours, Project holidays excluded:

                        Days                      Hours
                        ----                      -----
                    Monday-Friday            7:00 A.M.-7:00 P.M.

                       Saturday              8:00 A.M.-1:00 P.M.

Project holidays for purposes of this Lease shall include New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

                  (h) Landlord shall provide an on-site maintenance engineer during standard hours of building operation to address minor problems in the Premises and to coordinate service for major problems with common facilities and/or building services such as restrooms, lighting and water.

         VI.2 Charge for Excess Services. Landlord may impose a reasonable charge for any utilities and services, including without limitation air conditioning, electric current and water, required to be provided by Landlord for the use of the Premises at any time other than the generally accepted business days as set forth above, or which exceed the level of utilities and services usually furnished for the use of the Premises for their original intended purpose, or special electrical, cooling and ventilating needs created in certain areas by telephone equipment, computers and other similar equipment or uses. At Landlord's option, separate meters, wiring or circuiting for such utilities and services may be installed for the Premises, and Tenant shall, within ten (10) days after receipt of an invoice from Landlord, pay Landlord for the utilities at the then current rate charged by the applicable City of Austin utility service or department. If Landlord chooses to install separate meters in the future, Landlord agrees to pay for the installation, maintenance, repair, wiring, and circuiting costs associated with such meters unless the separate metering is necessitated, in Landlord's reasonable opinion, by a request from Tenant for an unusual or non-customary service for the Premises. Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above facilities and services. Any failure to pay any excess costs as described above shall constitute a breach of the covenant to pay rent under this Lease and shall entitle Landlord rights herein granted for such breach.

         VI.3 Interruption of Service. Landlord shall not be liable for Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disputes of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement or entitle Tenant to any abatement or reduction of rent. Notwithstanding the above, should such services fail to be delivered for a period of three (3) consecutive business days during which time such failure interferes with Tenant's normal business operations, then Tenant shall have rent abated from the date of the first occurrence.

                                  ARTICLE VII.

                                USE AND OCCUPANCY

         VII.1 Use and Occupancy. Tenant shall use and occupy the Premises for general office, storage and training purposes as described in Section 1.14 and for no other purpose. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or commit any waste in or upon the Premises. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing insurance premium rate or affect any fire or other type of insurance coverage upon the Project or any of its contents, or cause cancellation of any insurance policy covering said Project or any part thereof or any of its contents. In the event Tenant's permitted use of the Premises results in an insurance rate increase for the Premises or the Project of which the Premises are a part, such insurance rate increase shall be charged to and payable by Tenant monthly as Additional Rent during the Term.

         VII.2 Rules and Regulations. Tenant and its employees, agents, and visitors shall comply with the Rules and Regulations attached hereto as Exhibit E and made a part hereof, and such other and further reasonable rules and regulations as Landlord may from time to time adopt. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or any breach of any lease provision by any other tenant or other party in the Project. Landlord agrees that it will not selectively enforce the Rules and Regulations against some tenants in the Project but not others.

                                  ARTICLE VIII.

                      MAINTENANCE, REPAIRS AND ALTERATIONS

         VIII.1 Tenant Maintenance and Repairs. Except as provided in Section
8.2 below, during the Term hereof Tenant shall, at Tenant's sole cost and expense, keep the Premises and fixtures therein in good condition and repair in a quality and class equal to the original work, ordinary wear and tear excepted. Without in any way limiting the foregoing, in the event that Tenant fails to maintain the Premises in accordance with the standards set forth in this Article

VIII (which shall include, but is not limited to the repair or maintenance required by any laws, ordinances, governmental authorities or insurance carriers) Landlord may enter the Premises and cause any such maintenance or repairs to be performed at Tenant's expense. Tenant agrees to reimburse Landlord on demand for all costs incurred by Landlord, and Landlord shall not be liable for any loss or damage to Tenant caused by such maintenance or repair. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Upon surrender of the Premises to Landlord, Tenant shall deliver the Premises to Landlord in as good an order, condition and repair as they are on the Commencement Date, ordinary and reasonable wear excepted.

         VIII.2 Landlord Maintenance and Repairs. Landlord shall maintain the Common Area in good order and condition during the Term hereof, subject to events beyond Landlord's reasonable control, including but not limited to, labor disputes, governmental orders and acts of God. Additionally, Landlord shall repair and maintain the structural and mechanical portions of the Project, including the roof, windows, walls, floors below coverings, elevators, parking, basic plumbing, air conditioning and electrical systems (the cost of the same to be included in Direct Expenses, to the extent set forth in Exhibit D), unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, employees or invitees, in which case Tenant shall pay to Landlord, upon receipt of written notice, the reasonable costs of such maintenance and repairs. Landlord shall not be liable for any failure to repair or maintain the Premises, Common Area or Project unless such failure persists for an unreasonable time after written notice by Tenant without good faith efforts on the part of Landlord to repair. Tenant waives any rights to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business caused by Landlord's maintenance or repair of the Premises, Common Area or Project provided that Landlord has acted in a commercially reasonable manner consistent with other class "A" building operators in the suburban Austin market.

         VIII.3 Alterations. Tenant shall not make or permit any alterations, additions, or improvements to be made to the Premises, except for non-structural alterations, additions or improvements to the interior of the Premises that cost, in the aggregate, less than $20,000 in any given year without first obtaining Landlord's prior written consent which shall not be unreasonably withheld or unduly delayed. If Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to make same must be previously approved in writing by Landlord. Tenant agrees to give Landlord written notice of the commencement date of any alterations, additions or improvements to be made not later than fifteen
(15) days prior to the commencement of any such work, in order to give Landlord time to post an appropriate notice of non-responsibility. All such alterations, additions or improvements shall immediately become part of the realty and belong to Landlord and shall be surrendered with the Premises at the end of the Term. Any alterations, additions or improvements shall be approved by all appropriate government agencies and all applicable permits and authorizations shall be obtained at Tenant's sole cost and expense before commencement of the alterations, additions or improvements. All alterations, additions and improvements shall be completed with due diligence and in compliance with the plans and specifications and working drawings which shall have been approved by Landlord prior to the commencement of work.


                                   ARTICLE IX.

                                      LIENS

         Tenant shall keep the Premises and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the discretion of Tenant, including the costs of attorneys' fees. This obligation to indemnify, hold harmless and defend shall survive termination of this Lease. Tenant shall cause any mechanic's lien or other liens filed against the Premises or Project to be released and removed within thirty (30) days of such filing either by satisfaction of such lien or by the posting of a bond. Failure by Tenant to comply with this provision shall constitute a material breach of this Lease.

                                   ARTICLE X.

                                 INDEMNIFICATION

         X.1 Limitation on Landlord's Liability. Landlord shall in no event be liable for any damage or destruction to any property or injury or death to any person happening on, in or about the Premises during the entire Term of this Lease from any cause whatsoever, including without limitation, any act or negligence of other tenants or other parties, gas, fire, oil, electricity, leakage of any character from the roof, walls, basement or other portion of the Premises or Project of which the Premises are a part, except to the extent the same results from the negligence or wilful misconduct of Landlord or its employees, agents or contractors.

         X.2 Tenant's Indemnification of Landlord. Tenant shall indemnify Landlord and hold it harmless from and against any and all losses, liabilities, judgments, costs or expenses (including attorneys' fees and other costs of investigation and defense) which Landlord may suffer by reason of any claim asserted by any person arising (or allegedly arising) out of (a) the use or occupancy of the Premises by Tenant and/or any subtenants, licensees and concessionaires; (b) any activity, work or other things done, permitted or suffered by Tenant or such other persons in, upon or about the Premises; (c) any failure by Tenant to perform any obligation to be performed by Tenant under the terms of this Lease; or (d) any act, omission, negligence or misconduct of Tenant, its agents, employees, invitees or customers. Landlord shall provide prompt notice to Tenant of any claims for indemnification hereunder, and Tenant shall have the right to assume defense of such claim, at Tenant's expense. Should Landlord unreasonably delay in notifying Tenant of any claim for indemnification, then Tenant's indemnification obligation shall be reduced to the extent of any prejudice caused to Tenant by such delay in notifying Tenant of any claim for indemnification. This indemnification shall survive the termination of this Lease.

         X.3 No Security of Common Area. Tenant hereby acknowledges that Landlord shall not provide any security to the Building or Common Area. Landlord and Tenant expressly agree that Tenant shall have the sole responsibility of providing security for the Premises and the persons therein, and Landlord shall have no responsibility with respect thereto. Under no circumstances shall Landlord be liable to Tenant or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises except to the extent the same results from any negligence or willful misconduct on the part of Landlord or its employees, agents or contractors, and Tenant shall indemnify Landlord and hold it harmless from and against any and all losses, liabilities, judgments, costs or expenses (including attorneys' fees and other costs of investigation or defense) which Landlord may suffer by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

                                   ARTICLE XI.

                                    INSURANCE

         XI.1 Insurance Carried by Landlord. Landlord shall maintain, at Landlord's expense (but subject to the last sentence of this Section 11.1), a policy or policies of insurance protecting Landlord against the following:

                  (a) Fire and other perils normally included within the classification of fire and all-risk (and sprinkler leakage, if applicable) in an amount sufficient to cover the full replacement cost of the Project, exclusive of trade fixtures and equipment belonging to Tenant.

                  (b) Public liability and property damage insurance with respect to the Common Area in amounts determined by Landlord from time to time; provided, however, (i) said amounts shall be commercially reasonable and in no event less than $2,000,000 per occurrence and $5,000,000 in the aggregate; (ii) Tenant shall be named as an additional insured; and (iii) the coverage under these policies must not be canceled without the insurer providing at least twenty (20) days' prior written notice of cancellation to Tenant.

                  (c) Rent loss insurance in an amount equal to at least one hundred percent (100%) of the annual rentals receivable from all of the tenants in the Project.

The foregoing limits may be increased from time to time as requested by the holder of any first mortgage or first deed of trust, or in Landlord's discretion on the advice of its insurance consultant. It is understood that Landlord will acquire policies or a master policy for the Project complying with the requirements of Section 11.1(a). All such insurance shall be included as part of the Direct Expenses charged to Tenant hereunder. Landlord, upon request of Tenant from time to time, agrees to provide to Tenant certificates evidencing the insurance required under this Section 11.1.

         XI.2 Insurance Carried by Tenant. Tenant shall maintain in force a policy or policies of insurance protecting Landlord and Tenant, as follows:

                  (a) Public liability and property damage insurance with respect to the Premises insuring Tenant and naming Landlord as an additional insured, against personal injury or death and property damage in an amount not less than One Million Dollars ($1,000,000) combined single limit liability for injury or death to one or more persons in any one occurrence and damage to property. The amounts of such public liability insurance shall be increased from time to time as Landlord may reasonably determine. All such bodily injury or property damage insurance shall specifically insure the performance by Tenant of the indemnity agreement as to personal injury or property damage contained in Section 10.2 above, including any injury claim or potential liability to Tenant's own employees.

                  (b) Insurance covering alterations, additions or improvements permitted under Article VIII above, trade fixtures and personal property from time to time during the Term of this Lease, providing protection against any peril included within the classification "fire and extended coverage," together with insurance against vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall terminate pursuant to Article XIII below.

                  (c) Workers' compensation insurance and employee liability insurance with respect to personnel employed on the Premises, with a limit of no less than the amount required by law.

         XI.3 Insurance Policies. All policies of insurance to be provided by Tenant shall be issued by insurance companies with general policy holder's rating of not less than "A" and a financial rating of not less than Class XII as rated in the most current "Bests" Insurance Reports, and qualified to do business in the state in which the Project is located. Such policies shall be issued in the names of Tenant (or Tenant's parent corporation, National Education Corporation) with Landlord as an additional named insured (except for the policies covering Tenant's trade fixtures and personal property and workers' compensation insurance which need not name Landlord as an additional insured). The policies provided by Tenant shall be for the mutual and joint benefit and protection of Landlord, Tenant and Mortgagee(s), and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the termination or expiration of the Term of each existing policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its agents, employees, and invitees by reason of the negligence of Tenant, its officers, agents and employees. Further, such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Upon the expiration or termination of any policies, renewal or additional policies shall be procured and maintained by Tenant to provide the required coverage. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will provide to

Landlord twenty (20) days written notice in advance of any cancellation or lapse or ten (10) days written notice in the event of cancellation for non-payment.

         XI.4 Blanket Insurance. Notwithstanding anything herein to the contrary, Tenant's obligation to carry the insurance described in this Article XI may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, provided that (a) Landlord and the Mortgagee(s) shall be named as additional insureds thereunder, as their interests may appear, (b) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (c) the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering the Premises if such policies are not required to be delivered to Landlord.

         XI.5 Waiver of Subrogation. Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other for any loss from perils insured against under their respective fire insurance policies, including any extended coverage and special form endorsements to said policies; provided, however, this Section 11.5 shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant providing that notice of same has been provided by each party to the other. The parties shall obtain, if available, from their respective insurance companies, a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

         XI.6 Tenant's Failure to Carry Insurance. If Tenant should fail either to acquire the insurance required pursuant to this Article XI and to pay the premiums therefore or to deliver required policies or certificates as required by Landlord hereunder, Landlord may acquire such insurance and pay the requisite premiums therefore, which premiums shall be payable by Tenant to Landlord immediately upon demand.

         XI.7 Effect of Termination of Lease. In the event that this Lease is terminated by reason of damage and destruction and Tenant is thus relieved of its obligation to restore or rebuild the improvements on the Premises, any insurance proceeds for damage to the Premises, including all fixtures and leasehold improvements thereon (except Tenant's trade fixtures), shall belong to Landlord, free and clear of any claims by Tenant.

                                  ARTICLE XII.

                           DAMAGE TO TENANT'S PROPERTY

         XII.1 Landlord and/or its employees and agents shall not be liable for any loss or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling building materials, including but not limited to concrete, insulation, duct work, ceiling tiles, lighting fixtures, lens or lamps, and wallboard or other wall coverings, steam, gas, electricity, water or rain, which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place or resulting from dampness or any other cause whatsoever except to the extent of the negligence or willful misconduct of Landlord or its employees, agents or contractors. Landlord and its employees and agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Project except during the first year of the Lease term when the contractor's building warranty is in effect. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

                                  ARTICLE XIII.

                             DAMAGE AND DESTRUCTION

         XIII.1 Damage to the Premises. If the Premises should be damaged or destroyed during the Term hereof by any casualty insurable under standard fire and extended coverage insurance policies, Landlord shall (except as hereafter provided) repair or rebuild the Premises to substantially the condition in which the Premises were immediately prior to such destruction and this Lease shall continue in full force and effect. In the event that (a) the Premises are damaged as a result of any cause other than peril covered by Landlord's insurance or (b) the Premises are damaged as a result of fire or other peril covered by Landlord's insurance, but the cost to repair such damage shall exceed available insurance proceeds, or Landlord's lender does not allow Landlord to utilize sufficient insurance proceeds to repair the damage, Landlord may, at its option, either repair such damage as soon as reasonably practicable at Landlord's expense, in which event this Lease shall continue in full force and effect, or give written notice to Tenant within sixty (60) days after the occurrence of the damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. Notwithstanding anything to the contrary herein, Tenant shall be responsible for and shall pay to Landlord the reasonable cost of repair of any damage or destruction of the Premises caused by the negligence or willful misconduct of Tenant, its employees, agents or invitees. Tenant's obligation to pay for such repairs or restoration shall be reduced by any insurance proceeds payable to Landlord, but only to the extent such insurance provides for a waiver of subrogation which permits such a reduction of Tenant's obligations. Tenant shall vacate such portion of the Premises as Landlord reasonably requires to enable Landlord to repair the Premises.

         XIII.2 Damage to the Project. In the event that the Project of which the Premises are a part shall be damaged or destroyed to the extent of thirty-three and one-third percent (33 1/3%) or more of the then full replacement cost thereof, whether or not the Premises are damaged or destroyed, Landlord may at Landlord's option cancel and terminate this Lease by giving written notice to Tenant of Landlord's election to do so within sixty (60) days after the date of occurrence of such damage, in which event this Lease shall terminate on the date such notice is given.

         XIII.3 Damage Near End of Term. Notwithstanding anything to the contrary in this Article XIII, if the Premises are damaged during the last year of the Term hereof, and the cost to repair shall exceed the aggregate Monthly Rent paid by Tenant for the three (3) calendar months immediately preceding the month during which the damage occurred, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within sixty
(60) days after the date of occurrence of such damage unless Tenant extends the term of this Lease as provided herein.

         XIII.4 Repair of Damage; Rent Abatement. If this Lease is terminated pursuant to any of the provisions of this Article XIII, the Monthly Rent, Additional Rent and other payments provided for herein shall be paid by Tenant through the date of such termination, and an equitable adjustment shall be made concerning advance rents and other payments made by Tenant to Landlord, based on the extent to which the Premises cannot be used from the date of the occurrence of the damage. Should such repairs to the Premises be estimated to take six (6) months or more from the occurrence of the damage, Tenant shall have the right to terminate the Lease. If this Lease is not so terminated, Landlord shall, as soon as reasonably practicable (and subject to the requirements of any Landlord's mortgage concerning the application of insurance proceeds), restore and repair the Premises to the same condition, to the extent possible, they were in immediately prior to the occurrence of the damage. During the time when the Premises are under repair, the rent hereunder will be abated to a fair and equitable extent, based upon the actual loss of use and enjoyment experienced by Tenant. In addition, Landlord will assist Tenant in locating temporary space. Landlord will not be liable for any moving expenses, increased rental expenses or other costs which may be incurred by Tenant, except to the extent that such damage was caused by the negligence or wilful misconduct of Landlord, its employees, agents or contractors or to the extent Landlord proceeds are available therefor. Notwithstanding the foregoing, Tenant, at its own expense, shall promptly repair or replace (a) any improvements, alterations, or additions made to the Premises by or at the direction of Tenant or any subtenant, licensee or concessionaire, (b) any fixtures, furniture, equipment or other personal property of Tenant, and (c) any other property covered by insurance carried (or required to be carried) by Tenant and Landlord shall have no obligation to repair or restore such items. No abatement, diminution or reduction of the Monthly Rent, Additional Rents or other charges shall be granted to Tenant except as provided in this Lease.

                                  ARTICLE XIV.

                                 EMINENT DOMAIN

         XIV.1 Effect on Lease. If the Premises or any portion thereof are taken or damaged under the power of eminent domain or by inverse condemnation or for any public or quasi-public use, (all of which are herein called "condemnation") this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Premises is taken by condemnation that the remainder is unsuitable for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, then Tenant shall have the option, exercisable only by written notice to Landlord within thirty (30) days after the condemning authority takes such title or possession, to terminate this Lease; provided, however, that if Landlord disagrees with Tenant's determination that the portion of the Premises remaining after condemnation is unsuitable for Tenant's occupancy, such controversy shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. In the event that less than all of the Premises shall be taken by condemnation and Tenant does not elect to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Monthly Rent otherwise payable hereunder shall be reduced in the same ratio that the floor area of the portion of the Premises taken by such condemnation bears to the floor area immediately before such condemnation. Notwithstanding anything as to the contrary herein, in the event that more than twenty-five percent (25%) of the leasable square footage of the Project is taken by condemnation, whether or not any portion of the Premises is taken, then Landlord may, at its option, to be exercised by written notice to Tenant within thirty (30) days after the date the condemning authority shall take title or possession, whichever occurs first, terminate this Lease as of the date of the taking of such title or possession. Upon termination, this Lease shall expire and all interests of Tenant in the Premises shall terminate, provided the Monthly Rent, Additional Rent and all other sums due are paid in full up to and including the date of such termination.

         XIV.2 Award. Landlord shall be entitled to and shall receive the total amount of any award, income or payment made with respect to taking by condemnation, regardless of the basis of such award; provided, however, that Landlord shall not be entitled to any award for (a) loss of or damage to Tenant's trade fixtures and removable personal property, (b) damage for cessation or interruption of Tenant's business, (c) the cost of removal or relocation of Tenant's property or business or (d) any other similar claim which Tenant may be empowered by law to make.

         XIV.3 Rebuilding. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of the award received and subject to the provisions of Landlord's mortgage concerning the application of condemnation awards, cause such restoration and repair to the remainder of the Premises and the Project of which they are a part, to be done as may be necessary to restore them to a reasonably suitable condition for the conduct of the business of Tenant and the other occupants of the remaining portion of such Project.

                                   ARTICLE XV.

                      ASSIGNMENT, SUBLETTING, HYPOTHECATION

         XV.1 Limitation of Tenant's Rights to Assign, Sublet or Hypothecate.

              (a) Tenant shall not assign this Lease or sublet the Premises, or any part thereof, without Landlord's prior written consent; provided, however, that Landlord will not withhold, or delay consent as to assigning the Lease or subletting all or any part of the Premises so long as (1) the proposed assignee or sublessee is engaged in a business using the Premises for office purposes which is in keeping with the then applicable standards of the Building; (2) Tenant shall remain primarily liable under this Lease; (3) the occupancy by the proposed assignee or sublessee will not create unreasonable elevator loads or otherwise interfere with standard Building operations; (4) the representation and credit standing of such proposed assignee or sublessee is acceptable to Landlord in Landlord's reasonable judgment; and (5) the term of any proposed sublease (together with all extensions or renewals thereof) shall terminate on or before the end of the Term of this Lease.

                  (b) If Tenant desires at any time to assign this Lease or sublet all or a part of the Premises, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed assignee, (2) the nature of the proposed assignee's business to be carried on in the Premises, (3) a copy of the proposed assignment and any other applicable agreement, and (4) such financial information as Landlord may reasonably request concerning the proposed assignee; and (5) such other information necessary to evaluate
         (1) through (5) set forth in (a) above. Landlord agrees to advise Tenant in writing within two (2) weeks as to whether or not a proposed assignee or sublease is acceptable, as set forth in Section 15.2 below. In the event of assignment or subleasing, Landlord retains the right, but not the obligation to terminate this Lease on the portion of the Premises to be assigned or subleased and deal directly with proposed subtenant or assignee, except if such sublease is to hold the subleased space for Tenant's eventual expansion, in which case the recapture right shall not apply (although Landlord's consent must still be obtained as set forth above. Any attempted assignment, transfer, mortgage or other encumbrance of Tenant's interest in this Lease of the Premises or subletting or permissive use in occupancy of the Premises without Landlord's written consent shall be null and void and have no force and effect whatsoever and shall constitute a breach of this Lease.

                  (c) Any attempted assignment, transfer, mortgage or other encumbrance of Tenant's interest in this Lease of the Premises or subletting or permissive use in occupancy of the Premises without Landlord's written consent (which may not be withheld if the proposed use by the assignee is as required above) shall be null and void and have no force and effect whatsoever and shall constitute a breach of this Lease.

                  (d) Notwithstanding any provision in this Lease to the contrary, the provisions set forth in Exhibit H, Paragraph 2, concerning Tenant's right of first refusal to lease adjacent space, shall not apply to any assignee or subtenant.

         XV.2 Notice Required. After Tenant has: (i) notified Landlord of Tenant's intent to assign, sublease, hypothecate, license, or otherwise encumber this Lease, and (ii) provided to Landlord all of the information required under
Section 15.1 hereinabove, Landlord shall within two (2) weeks from receipt of such notice and information to (a) consent to such proposed assignment, subletting, hypothecation, licensing or encumbrance; (b) refuse such consent; or
(c) terminate this Lease (which Landlord shall have the right to do, subject to the provisions of Section 15.1(b) above). Notwithstanding the foregoing, Landlord's failure to notify Tenant of Landlord's intention shall constitute a refusal of such consent. Any provision in this Lease to the contrary notwithstanding, Landlord shall not have the "recapture" right described above should the voting control of Tenant change (as described in Section 15.1(a) above) so long as the financial condition of the Tenant has not been adversely affected in a material way by any such change in voting control.

         XV.3 Tenant's Liability. Regardless of Landlord's consent, no subletting, assignment, hypothecation, license, concession or encumbrance shall release Tenant from Tenant's obligation or alter the primary liability of Tenant to pay the Monthly Rent, Additional

Rent, and other payments provided for herein and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof. Consent to one assignment, subletting, hypothecation, license, concession or encumbrance shall not be deemed consent to any subsequent assignment, subletting, hypothecation, license, concession or encumbrance. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments, subletting, hypothecations, licenses, concessions or encumbrances and to amendments or modifications to this Lease with assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease, however such action shall not extend or expand such liability either.

         XV.4 Form Required. Each transfer, assignment, subletting, hypothecation, licensing, concession or encumbrance to which Landlord has consented shall be evidenced by an instrument in form satisfactory to Landlord and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagee and the transferee, assignee, sublessee, licensee, concessionaire, or mortgagor in each instance, as the case may be; and each transferee, assignee or sublessee shall agree in writing to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such instrument shall be delivered to Landlord.

                                  ARTICLE XVI.

              TENANT'S BREACH; LANDLORD'S LIEN; LANDLORD'S REMEDIES

         XVI.1 Tenant's Breach. The occurrence of any one of the following events shall be considered a breach of this Lease by Tenant:

                  (a) Tenant shall (i) become bankrupt or insolvent, (ii) make a fraudulent transfer, (iii) make an assignment for the benefit of creditors, or (iv) take any action or have taken against Tenant any proceedings of any kind under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act and, in the event any such proceedings are involuntary, Tenant is not discharged from the same within ninety (90) days thereafter;

                  (b) A receiver is appointed for a substantial part of the assets of Tenant;

                  (c) Tenant shall abandon the Premises;

                  (d) Tenant shall make any transfer of assets, dividend or distribution which shall have a materially adverse impact on Tenant's ability to perform its obligations under this Lease;

                  (e) Tenant shall fail to pay any of the rents when due hereunder or fail to reimburse Landlord for expenditures made on behalf of Tenant by Landlord pursuant to this Lease, which failure continues for three (3) business days after written notice thereof by Landlord to Tenant (provided, however, Landlord shall not be required to give such written notice more than three (3) times in any twelve (12) consecutive month period);

                  (f) This Lease or any estate of Tenant hereunder shall be levied upon by any attachment or execution;

                  (g) Tenant shall fail to observe or perform any of its other covenants or obligations hereunder, including, without limitation, the Rules and Regulations, which failure continues for thirty (30) days (or such other time periods as herein specified) after written notice thereof by Landlord to Tenant (provided that the aforesaid thirty (30) day period may be extended in the event that Tenant commences curing such default within such thirty (30) day period and continues the curing thereof with due diligence);

                  (h) Tenant makes any written material misstatement of fact in connection with the financial information given to Landlord prior to Lease execution, or Tenant makes any written material misstatement of fact in connection with any assignment, subletting, occupation or use of the Premises by any other person, or in any other agreement to which Landlord and Tenant are parties and the same is not cured or corrected prior to Landlord having relied on such written misstatement to Landlord's detriment.

         XVI.2 Landlord's Lien. INTENTIONALLY DELETED

         XVI.3 Landlord's Remedies. In the event of any breach of this Lease by Tenant, Landlord, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have the following rights:

                  (a) Landlord shall have the right of re-entry and may change the locks on all doors and/or remove all persons and property from the Premises subject to the provisions of subparagraphs (a)(i) and (ii) below:

                      (i) Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse at the sole cost and expense of Tenant and the owner; any such warehouse shall have all rights and remedies provided by law against Tenant as owner of such stored personal property. In the event that Tenant shall not immediately pay the cost of storage after the property has been stored for thirty (30) days or more, Landlord may sell any and all property thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice or demand on Tenant.

                        (ii) Tenant waives all claims for damage that may be caused by Landlord's removal and/or selling of such property and Tenant shall indemnify Landlord from any and all losses, costs, damages, including without limitation, reasonable attorneys, fees of Landlord occasioned thereby. This Indemnity shall survive the termination of this Lease.

                  (b) Should Landlord elect to re-enter, or should Landlord take possession pursuant to any notice provided for by law, Landlord may either terminate this Lease or it may, without terminating this Lease, re-lease the Premises of any part thereof, for its own account or for the account of Tenant, for such term and upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make improvements, alterations and repairs to the Premises. Rentals received by Landlord from such re-leasing may be applied: first, to the payment of rent (including interest thereon) due and unpaid hereunder; second, to the payment of any indebtedness (including interest thereon) other than rent due hereunder from Tenant to Landlord; third, to the payment of any cost of such re-leasing, including without limitation reasonable attorneys' fees, advertising costs and brokers' commissions; fourth, to the payment of future rents as the same may become due and payable hereunder. Should such rentals received from releasing during any month be less than that amount due and payable by Tenant hereunder, then Tenant shall also pay to Landlord, the amount of any such deficiency and as soon as ascertained, the reasonable cost and expenses incurred by Landlord in such re-leasing or in making such alterations and repairs. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such election is given to Tenant. Notwithstanding any such releasing without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  (c) Landlord shall have the right to terminate this Lease by giving written notice of termination to Tenant, and until such notice is given, even though Tenant has breached or defaulted under this Lease and abandoned the Premises, this Lease shall continue in effect and Landlord may enforce all of its rights and remedies under this Lease, including but not limited to the right to recover rental as it becomes due hereunder. No act by Landlord other than giving express written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to re-lease any part of the Premises or any other action taken to protect Landlord's interest under this Lease shall not constitute a termination or waiver of Landlord's remedies hereunder. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it is hereby agreed by Landlord and Tenant that, at Landlord's election, the damages Landlord shall be entitled to recover shall include without limitation:

                  (1) The value at the time of the award for damages, hereinafter referred to as "Award" (computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas at the time of the Award plus one percent) of (a) the unpaid rent earned at the time of termination, (b) the amount by which the unpaid rent which would have been earned during the period from the time of termination until the time of the Award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (c) the amount by which the unpaid rent for the balance of the Term after the time of the Award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                  (2) All reasonable legal expenses, including attorneys, fees, and other related costs incurred by Landlord following Tenant's default;

                  (3) All reasonable costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for re-leasing;

                  (4) All reasonable costs (including without limitation any brokerage commissions) incurred by Landlord in re-leasing the Premises; and

                  (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

         The terms "rent" and "rent(s)" as used in this Section 16.3 shall include Monthly Rent, Additional Rent, and all other fees and charges of any kind or nature required to be paid by Tenant pursuant to the provisions of this Lease.

         XVI.4 Right to Cure Tenant's Default. Landlord, at any time after Tenant commits a default or breach, may at its option cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum on behalf of Tenant, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid by Landlord until Landlord is reimbursed by Tenant. Such sum, together with interest thereon, shall be Additional Rent hereunder.

         XVI.5 Right to Rents, Issues and Profits. In the event this Lease is terminated pursuant to this Article XVI, all of the right, title, estate and interest of Tenant in and to (a) the Premises, (b) all rents, issues and profits of the Premises whether then accrued or to accrue; (c) all insurance policies and all insurance monies paid or payable thereunder; and (d) at the election of Landlord, all subleases then in existence for any part or parts of the Premises shall, without compensation being paid therefore, pass unto and vest in and become the property of Landlord, free of any trust, or claim thereto by Tenant. Tenant hereby assigns to Landlord all subrents and other sums falling due from subtenants, licensees, and concessionaires for or to the Premises during any period in which Landlord has the right to re-enter the Premises upon Tenant's breach of this Lease and Tenant shall not have any right, interest or claim in or to such sums during such period.

         XVI.6 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Monthly Rent, Additional Rent and all other sums due hereunder will cause

Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Monthly Rent, Additional Rent or any other sums due from Tenant shall not be received by Landlord within seven (7) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to the percentage shown in
Section 1.18 of such overdue amount. Such late charge shall be due notwithstanding the fact that no notice is given by Landlord to Tenant of such failure to pay. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights or remedies granted hereunder.

         XVI.7 Cumulative Remedies. The several rights and remedies granted to Landlord under this Article XVI shall be cumulative and in addition to any others it may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                                  ARTICLE XVII.

                       LANDLORD'S DEFAULT; TENANT REMEDIES

         XVI.1 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's default; provided, however, that if the nature of the default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter diligently pursue completion thereof.

         XVII.2 Tenant's Remedies. In consideration of the benefits accruing to it hereunder, Tenant acknowledges, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy of Tenant shall be against Landlord's interest in the Premises (and, in addition, the proceeds of any insurance available to Landlord to cover the claim, if any) and that:

                  (a)      Tenant's sole remedies shall be the following:

                           (i) by a suit or action at law or in equity and
                  Tenant shall not in any event or under any circumstances by entitled to withhold rent or to terminate this Lease except as specifically provided for herein; and

                           (ii) those self-help remedies set forth in Exhibit M,
                  attached hereto and incorporated herein by reference.

                  (b) No partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner or Landlord (unless required to secure jurisdiction of the partnership);

                  (c) No partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord shall be required to answer or otherwise file responsive pleadings; and

                  (d) No judgment shall be taken against any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord and no writ of execution shall be levied against the assets of any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord.

                                 ARTICLE XVIII.

                         MORTGAGE OF LANDLORD'S INTEREST

         XVIII.1 Subordination of Tenant's Rights. Subject to Landlord's obligation to provide a Non-Disturbance Agreement, as provided in Section 18.3 below, the rights of Tenant hereunder shall be subject to and subordinated at all times to all ground or underlying leases which are in effect or may hereafter be executed affecting the Project, and the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or thereafter placed on or against the Project or on or against Landlord's interest or estate therein or on or against all such ground underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination; PROVIDED, HOWEVER, that if requested, Tenant shall execute whatever documentation may be required to further effect the provisions of this section within ten (10) days of Tenant's receipt thereof.

         XVIII.2 Tenant's Obligations with Respect to Landlord's Mortgage. Tenant shall at any time upon not less than ten (10) days prior written request by Landlord, deliver to Landlord either or both of the following:

                  (a) Such financial information concerning Tenant and Tenant's business as may be reasonably required by any mortgagee or prospective mortgagee under any Landlord's mortgage that does or may encumber the Premises or any part thereof;

                  (b) An executed and acknowledged instrument amending this Lease as may be reasonably required by Landlord's mortgagee or a prospective mortgagee, provided such amendment does not increase the monetary obligations of Tenant or otherwise adversely affect the rights of Tenant under this Lease.

         XVIII.3 Non-Disturbance Agreement. Landlord shall obtain from the current holder of any mortgage or deed of trust encumbering all or any part of the Project, a Subordination, Non- Disturbance and Attornment Agreement in the form set forth in Exhibit L. Tenant's subordination of Tenant's rights, as set forth in Section 18.1 above, shall apply only if Landlord obtains from any future holder of any mortgage or deed of trust encumbering all or any part of the Project, a similar agreement, commercially acceptable, providing among other things, that the holder will recognize Tenant's lease of the Premises hereunder and will not disturb Tenant's quiet possession of the Premises as long as Tenant is not in default under the provisions of this Lease.

                                  ARTICLE XIX.

                                LANDLORD'S ACCESS

         Landlord may enter the Premises at any time to: (a) inspect the same;
(b) exhibit the same to prospective purchasers, mortgagees or tenants; (c) determine whether Tenant is complying with all its obligations hereunder; (d) supply any service to be provided by Landlord to Tenant hereunder; (e) post notice of nonresponsibility; (f) post "To Lease" signs of reasonable size upon the Premises during the last ninety (90) days of the Term hereof; and (g) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services, or make alterations or additions to any other portion of the Project; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damage for any injury or inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises in connection with Landlord's entry into the Premises pursuant to this Article XIX. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a force or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

                                   ARTICLE XX.

                        RELOCATION OF TENANT BY LANDLORD

         [INTENTIONALLY DELETED]

                                  ARTICLE XXI.

                                   BANKRUPTCY

         XXI.1 Effect of Tenant Bankruptcy. If Tenant shall file a petition in voluntary bankruptcy under Chapter 7, Chapter 11 or Chapter 13 of the Bankruptcy Acts as then in effect, or if involuntary bankruptcy proceedings are brought against Tenant and said involuntary bankruptcy proceedings have not been vacated within ninety (90) days from the date thereof, or if a receiver or trustee be appointed to Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within ninety (90) days after the entry thereof, or if Tenant shall assign Tenant's estate for the benefit of creditors, or if this Lease shall otherwise by operation of law evolve or pass to any person or persons other than Tenant, then and in any such event Landlord may terminate this Lease. Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the Term, less the fair rental value of the Premises for the residue of the Term, and neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any court, shall be entitled to possession of the Premises, but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time even though such amount is greater than the amount of damages recoverable under the provisions of this Section 21.1.

         XXI.2 Effect of Lease Assignment. In the event that any proceeding under the Bankruptcy Act is instituted in which Tenant is the debtor and this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et. seq., any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall paid or delivered to Landlord and shall be and remain the Exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration which constitutes Landlord's property under the preceding sentence but which has not been paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to 11 U.S.C. 101 et. seq. to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (a) the name and address of such persons, (b) all of the terms and conditions of such offer, (c) financial statements of the proposed assignee, and (d) the adequate assurance to be provided Landlord to assure such person's performance under this Lease, including, without limitation the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty
(20) days after receipt by Tenant but in any event no later than ten (10) days prior to the date that Tenant shall make application to the court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option to accept an assignment of this Lease on the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to 11 U.S.C. 101 et. seq. shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.


                                  ARTICLE XXII.

                         SIGNS, DISPLAYS AND ADVERTISING

         XXII.1 Signs. No signs shall be permitted outside of the Premises unless the same comply in all respects with sign criteria approved by Landlord in writing. Landlord has no obligation to install any signs (except as expressly set forth herein), and the entire expense of any sign permitted hereunder will be borne in full by Tenant. Upon the installation of signs purchased by Tenant, such signs shall immediately become part of the realty and belong to Landlord. No signs other than those which comply with the approved sign criteria shall be allowed. Landlord will provide exterior building signage on the side of the Building facing Highway 183, subject to City of Austin approval and shall provide monument signage as set forth in Paragraph 3 of Exhibit H attached to this Lease.

         XXII.2 Displays. Tenant may not display or sell merchandise outside the defined exterior walls and permanent doorways of the Premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices for use in or about the Premises or any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

         XXII.3 Maintenance of Signs. Tenant shall at all times maintain its signs in a neat, clean and orderly condition. If Tenant shall fail to do so after ten (10) days written notice from Landlord, Landlord may repair, clean or maintain such sign and the cost thereof shall be payable by Tenant to Landlord upon demand as Additional Rent hereunder.

         XXII.4 Advertised Name. The name of the Project is specified in Section
1.1 above. Landlord may change the name of the Project at any time upon ninety
(90) days written notice to Tenant. Tenant may use as its advertised business address the name of the Project or such other name as Landlord may adopt; provided, however, that Tenant or its agents, employees and invitees shall not use such name for any other purpose without Landlord's prior written approval. In the event Landlord changes the name of the Project, any resulting expenses incurred by Tenant due to such name change shall be borne entirely by Tenant.

                                 ARTICLE XXIII.

                               GENERAL PROVISIONS

         XXIII.1 Estoppel Certificate. Tenant shall at any time upon not less than fifteen (15) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed and such other items as are reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect without modification, except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that no more than one (1) month's rent has been paid in advance. Tenant's obligation to furnish estoppel certificates in a timely fashion is a material inducement for this Lease. Should Tenant request an estoppel certificate from Landlord, then Landlord shall provide the same to Tenant upon the terms and conditions described herein.

         XXIII.2 Waiver. No waiver by Landlord/Tenant of any breach by Tenant/Landlord of any covenant or condition herein shall be effective unless such waiver is in writing, signed by Landlord/Tenant and delivered to Tenant/Landlord. The waiver by Landlord/Tenant of any such breach or breaches, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any covenant or condition, nor bar any right or remedy of Landlord/Tenant in respect of any such subsequent breach. The receipt of any rent by Landlord or any portions thereof, shall not operate as an accord and satisfaction or waiver of the right of Landlord to enforce the payment of rents of any kind previously due or as a bar to the termination of this Lease and the recovery of the Premises because of default in the payment of such rents previously due, by any appropriate remedy Landlord may elect.

         XXIII.3 Surrender of Premises; Holdover Tenancy. Tenant agrees on the last day of the Term or on the earlier termination of this Lease to surrender the Premises, including all improvements, alterations, additions and installations made by Tenant (or any subtenant licensee or concessionaire) which Tenant is not required to remove pursuant to the provisions hereof, in good order, condition and repair. No account or thing done by Landlord or its agents during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. In the event Tenant shall hold the Premises after the Expiration Date with the prior written consent of Landlord, such holding over shall be deemed to have created a tenancy from month to month, terminable on thirty (30) days written notice by either party to the other, at a Monthly Rent equal to one hundred fifty percent (150%) of the Monthly Rent payable by Tenant hereunder during the last full Lease Year of the Term, and otherwise subject to all of the terms, conditions and provisions of this Lease. If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant agrees to and shall indemnify and hold harmless and defend Landlord from and against any loss or liability, including costs and attorneys' fees, resulting from such failure to surrender, including, but not limited to, any claims made by any succeeding Tenant based on or resulting from such failure to surrender. This indemnity, hold harmless and duty to defend provision shall survive termination of this Lease. Nothing contained herein shall be construed as a consent to any occupancy or possession of any portion of the Project by Tenant beyond the Expiration Date or earlier termination of this Lease.

         XXIII.4 Notices. All notices, demands, consents or approvals which may be given by either party to the other shall be in writing and shall be delivered either personally or by certified mail, return receipt requested, and addressed to those addresses specified for Landlord, Tenant and Broker in Paragraphs 1.19 and 1.20. Notices sent by mail shall be deemed to have been given when received and the postmark affixed by the United States Post Office shall be conclusive evidence of the date of mailing.

         XXIII.5 Partial Invalidity; Severability; Construction. If any term or provision of this Lease shall to any extent be held to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable


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
provision, there shall be added as a part of this Lease a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible, and be legal, valid and enforceable. Tenant acknowledges that opportunity has been provided for review and comment on the provisions in this Lease by Tenant's attorneys, and the rule of construction that ambiguities are to be resolved against the drafting party shall not be applicable to this Lease.

         XXIII.6 Corporate Resolution. If Tenant is a corporation, Tenant shall deliver to Landlord, upon execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officers who are authorized to execute this Lease on behalf of the corporation.

         XXIII.7 Limited Partnership. If Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant against Landlord shall be limited to the assets of the limited partnership. Tenant expressly waives any and all rights to proceed against the individual partners, or its officers, directors and shareholders or any corporate partners, except to the extent of their interest in such limited partnership.

         XXIII.8 Captions. The captions and headings in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provisions thereof.

         XXIII.9 Short Form Lease. Tenant shall not record a short form memorandum of this Lease unless consented to in writing by Landlord. In the event a short form memorandum is recorded, it shall be recorded in the office of the County Recorder where the Project is located; provided, however, that the terms, covenants and conditions of this Lease shall control such memorandum. In no event shall Tenant record this Lease without prior written consent of Landlord.

         XXIII.10 Broker's Commissions. Each party represents to the other that it is not obligated to any broker, finder or real estate or financing agent in connection with this Lease except Oxford Commercial, Inc., Michael K. Tipps/Michael A. Kennedy and each party agrees to defend, indemnify and hold harmless the other from any claim, suit liability or demand made by the other party by any other person, firm or corporation for brokerage fees, finder's fees or commissions of other similar compensation with respect to this Lease or any sublease on the Premises. Landlord agrees to pay Tenant's Broker a commission in accordance with a separate agreement hereto attached as Exhibit K. This provision shall survive termination of this Lease.

         XXIII.11 Attorneys' Fees. Notwithstanding the indemnity, hold harmless and duty to defend provisions hereunder in the event of litigation regarding this Lease, the losing party shall pay to the prevailing party its costs of litigation including reasonable attorneys' fees.

         XXIII.12 Counterparts. This Lease may be executed in counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument.


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
         XXIII.13 Sole Agreement. This Lease contains all of the agreements of the parties hereto with respect to the lease transaction, and no prior agreements, oral or written, or representations of any nature whatsoever pertaining to any such matters shall be effective for any purpose unless specifically incorporated in writing. This Lease may not be modified, amended, or altered except by an agreement in writing signed by Landlord and Tenant.

         XXIII.14 Successors and Assigns. Subject to the provisions hereof relative to an assignment, this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties thereto. In the event Landlord shall sell or otherwise transfer its interest in the Premises and as a part of such transaction shall assign its interest as Landlord in and to this Lease, then from and after the effective date of such transfer, Landlord shall have no further liability, including any monetary obligations, under this Lease to Tenant for acts, errors or omissions occurring after the effective date of such transfer, it being intended that the covenants contained herein shall be binding upon Landlord and its successors and assigns only during their respective periods of ownership of Landlord's interest hereunder.

         XXIII.15 Licensees; Concessionaires. For the purpose of this Lease, any concessionaire or licensee of Tenant conducting business upon or from the Premises shall be deemed to be a subtenant of Tenant, and all of the provisions of this Lease relating to subletting and subtenants shall apply to the granting of any concession or license and shall apply to the concessionaire or licensee thereunder with the same force and effect as though such provisions thereto specifically applied.

         XXIII.16 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

         XXIII.17 Modification for Lender. If, in connection with obtaining financing for the Project of which the Premises are a part, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or deter its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or adversely affect the leasehold interest hereby created.

         XXIII.18 Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or government rule or regulation or any covenant, condition or restriction now in force or which may hereafter be enacted or promulgated. Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant's use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall cause additional improvements to the Premises done after the Commencement Date to comply with the


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
Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time (the "ADA"), and Tenant shall cause the Premises (and to the extent required by the Premises, the Project) to hereafter comply with the ADA. Notwithstanding the foregoing, as of the Commencement Date, Landlord shall make the exterior of the Building and Landlord's Improvements defined in Exhibit C and other work to be performed and described in Exhibit B in compliance with the ADA. Landlord will cause the exterior of the Premises to be in compliance with future changes as required by state or federal agencies.

         XXIII.19 Joint and Several Obligations. If more than one person or entity is Tenant, the obligations imposed on that party shall be joint and several. If Tenant is a partnership, the obligations of each general partner shall be joint and several.

         XXIII.20 Light, Air, View. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord.

         XXIII.21 No Offer. The submission of this document for examination and discussion does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon execution and delivery by Landlord to Tenant.

         XXIII.22 Legal Tender. Rent and all other sums payable under this Lease must be paid in lawful money of the United State of America.

         XXIII.23 Conflict of Laws; Venue. This Lease shall be governed by and construed pursuant to the laws of the state in which the Premises are situated. The exclusive venue for any action brought under this Lease shall be in the county in which the Premises are situated.

         XXIII.24 Indemnification. All indemnification, hold harmless and duty to defend provisions hereunder shall survive termination of this Lease.

         XXIII.25 Time is of the Essence. Time is of the essence in all things pertaining to the performance of this Lease.

         XXIII.26 No Third Party Beneficiaries. There are no third party beneficiaries with respect to this Lease.

         XXIII.27 Grammatical Construction. Where appropriate, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa.

         XXIII.28 Exhibits. All Exhibits attached hereto are incorporated by reference herein.

         XXIII.29 Dispute Resolution and Arbitration.


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
                  (a) Negotiation Between Executives. The parties shall attempt in good faith to resolve any dispute arising out or relating to this Lease promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Lease. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who represents that party and of any other person who will accompany the executive. Within 10 days after delivery of the receiving party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. If the matter has not been resolved within 45 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, the Texas Evidence Code and other states' rules and codes of evidence.

                  (b) Arbitration. Any dispute arising out of or relating to this Lease or the breach, termination or the validity thereof, which has not been resolved by the nonbinding meet and confer provisions provided in Section 23.29(a), shall be settled by arbitration in accordance with the then-current End Dispute-Judicial Arbitration and Mediation Services (JAMS) rules for arbitration of business disputes by a sole arbitrator who shall be a former superior court or appellate court judge or justice with significant experience in resolving business disputes. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Austin, Texas. THE ARBITRATOR IS NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES (INCLUDING REASONABLE ATTORNEYS' FEES IN ACCORDANCE WITH SECTION 23.11 ABOVE) AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO RECOVER SUCH DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES), IN ANY FORUM. The arbitrator may award equitable relief in those circumstances where monetary damages would be inadequate, such as either party's violation of the confidential information provisions hereof. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Lease.



                                   LANDLORD:

                                   QUARRY LAKE BUSINESS CENTER, LTD., a
                                   Texas limited partnership

                                   By:      QLBC, Inc., a Texas corporation, its


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
                                   General Partner


                                   By:__________________________________________
                                            Donald J. Reese, President


                                Date:___________________________________________


                                TENANT:

                                STECK-VAUGHN COMPANY,
                                a Delaware corporation


                                By:_____________________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                Date:___________________________________________


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